EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements of Health Care REIT, Inc.:

Registration Statement Number	Form	Description

333-01239	Form S-8	1995 Stock Incentive Plan

333-40771	Form S-8	1995 Stock Incentive Plan

333-73916	Form S-8	1995 Stock Incentive Plan

333-126195	Form S-8	2005 Long-Term Incentive Plan

333-161131	Form S-8	2005 Long-Term Incentive Plan

333-166705	Form S-3	Third Amended and Restated Dividend Reinvestment and Stock Purchase Plan

333-181185	Form S-3	Registration Statement pertaining to an indeterminate amount of debt securities, common stock, preferred stock, depositary shares, warrants and units of our report dated March 22, 2013, with respect to the combined financial statements of Sunrise Operations Bagshot II Limited, Sunrise Operations Sevenoaks Limited, Sunrise Operations Winchester Limited, Sunrise of Bagshot II Limited, Sunrise of Sevenoaks Limited and Sunrise of Winchester Limited for the year ended December 31, 2011, included in this Form 8-K/A of Health Care REIT, Inc.

/s/ ERNST & YOUNG LLP

London, England

March 25, 2013